UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 26, 2017

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.	The Company held its Annual Meeting of Shareholders on April 26, 2017.

b.	The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.
Proposal 1: Election of Directors
The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Marco Alverà	208,542,932	284,873	171,031	18,693,381
William D. Green	208,186,277	672,712	139,847	18,693,381
Charles E. Haldeman, Jr.	208,462,333	396,099	140,404	18,693,381
Stephanie C. Hill	208,632,841	223,864	142,131	18,693,381
Rebecca Jacoby	208,629,534	240,593	128,709	18,693,381
Monique F. Leroux	201,180,521	7,627,554	190,761	18,693,381
Maria R. Morris	208,644,930	227,240	126,666	18,693,381
Douglas L. Peterson	208,526,128	354,128	118,580	18,693,381
Sir Michael Rake	207,166,210	1,695,078	137,548	18,693,381
Edward B. Rust, Jr.	203,608,743	5,237,375	152,718	18,693,381
Kurt L. Schmoke	206,061,024	2,794,501	143,312	18,693,381
Richard E. Thornburgh	207,782,930	1,092,470	123,436	18,693,381

Proposal 2: Proposal to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain
202,744,641	4,973,372	1,280,464

Proposal 3: Vote, on an advisory basis, on the frequency with which the Company conducts an advisory vote on the executive compensation program for the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
186,558,694	892,018	21,275,998	271,767

Proposal 4: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2017:

For	Against	Abstain
222,702,630	4,794,142	195,445

c.	Not applicable.

d.
Based upon the results set forth in Proposal 3 of Item 5.07 (b) above, and consistent with the Board's recommendation, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: May 2, 2017